UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2005

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 11, 2005, Digene Corporation ("Digene") issued a press release announcing financial results for its fourth quarter and full fiscal year ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1.

In a conference call on August 11, 2005 to announce its fourth quarter and fiscal 2005 results, Digene disclosed the following information about its results:

For the three months ended June 30, 2005, its revenue of approximately $32.3 million included:

• approximately $24.8 million of revenue in the U.S., a 27% increase over the comparable quarter in fiscal 2004;

• approximately $5 million of revenue in Europe, including HPV test revenue in Europe of over $4 million, a 12% increase over the comparable quarter in fiscal 2004;

• over $2.5 million in combined revenue from South America and the Asia/Pacific regions, including a 16% increase in HPV test revenue over the comparable quarter in fiscal 2004; and

• worldwide chlamydia and gonorrhea test product revenue of approximately $1 million, revenue from equipment and other products of more than $2 million and worldwide revenue from Digene’s blood virus products of approximately $1 million.

For the fiscal year ended June 30, 2005, Digene’s total revenue of approximately $115.1 million included almost $89 million of revenue in the U.S., a 32% increase over fiscal 2004. In addition, Digene generated approximately $17 million in cash in fiscal 2005, excluding patent settlement costs of $14 million.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated August 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

August 12, 2005	By:	/s/Evan Jones

Name: Evan Jones
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 11, 2005